Exhibit 99.1

NEWS RELEASE

ICF International to Host Investor Day on

September 20, 2016

Company to Reaffirm Revenue, EPS, and Cash Flow Guidance Provided in Second Quarter 2016 Earnings Release

FOR IMMEDIATE RELEASE:

Investor Contacts:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company Information Contact:

Steve Anderson, steve.anderson@icfi.com +1.703.934.3847

FAIRFAX, Va. (September 16, 2016) -- ICF International, Inc. (NASDAQ:ICFI), a leading provider of professional services and technology-based solutions to government and commercial clients, today announced that its Investor Day will take place on Tuesday, September 20, 2016, in New York City.

The Investor Day will feature presentations by members of ICF’s Executive Leadership Team, who will discuss growth drivers in key areas of the company’s business including, federal government, digital marketing services and energy markets.

A live audio webcast will begin at 2:30 p.m. on September 20, 2016. To participate on the webcast, please register at http://investor.icfi.com at least 15 minutes prior to the live event and download and install any necessary software. An archive will be available at the above address for one month following the live event.

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About ICF International

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, public policy experts, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at www.icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

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